Exhibit 99.1

Mr. Ernest Ortega

Chief Executive Officer

The increasing reliance on wireless technology presents Towerstream with an unlimited market opportunity.

February 28, 2017

To Our Shareholders:

I want to take this opportunity to introduce myself as the new Chief Executive Officer of Towerstream and to provide you with a brief summary of our strategic vision for the next three years.

First, I am excited to be at the helm of Towerstream. I see a market opportunity that continues to evolve and grow exponentially with each passing day. As technology continues to advance, our environment is rapidly evolving into a wireless world. Enterprises and individuals expect and demand instantaneous access to and delivery of information on wireless devices regardless of their location… and that will only continue to grow… and grow rapidly. This increasing reliance on wireless technology presents Towerstream with an unlimited market opportunity.

I bring to Towerstream thirty years of relevant experience in the telecommunications industry developing markets and growing revenues. Throughout my career, I have held numerous C-level roles with various responsibilities in several major companies. My experiences have provided me with a unique understanding of the telecommunications industry and an appreciation of its trends. My knowledge, skills, and perspectives will help enable us to realize the potential that initially attracted all of you to become Towerstream shareholders.

Before joining Towerstream last month, I put a great deal of thought into what direction to take the Company and how best to move it into the future. Candidly, the strategy will be quite simple. We will focus on fundamental business concepts and our vision to be the trusted, reliable, and cost-efficient service provider of choice. We will continue to leverage our state-of-the-art fixed wireless network to serve both enterprises and service providers. We will achieve these objectives by re-launching our marketplace strategy, enhancing our sales and marketing tools, introducing our new value statements, and stabilizing the health of the Company while simultaneously investing in key areas that will drive growth.

Our Strategy

I will refer to this new strategy as Towerstream 2.0. It will focus on the fundamentals needed to address the increasing bandwidth demands of the enterprise and service provider markets. The three main pillars of our strategy will be price, speed to market, and reliability.

Our Value Proposition:	●	Increased Demand - By 2020 the demand for high bandwidth broadband over 100Mbps is projected to increase by double digits. As a result of this, building scale and digitizing networks are key for enterprises to keep pace. Our connections are scalable from 1.5Mbps to 10Gbps and provide businesses with flexibility in both speed and price. Towerstream’s value to the enterprise market lies in allowing companies the ability to scale their bandwidth speeds based on future needs at a very economical cost.

1) Guaranteed delivery of service 2) Guaranteed stability of service 3) Guaranteed pricing of service	●

Value - Our value to the marketplace will be fully leveraged in our Towerstream 2.0 strategy. Within the footprints of our markets which have already been established within twelve of the Nation's largest cities, we can guarantee delivery of quality service to hundreds of thousands of buildings. We can guarantee service timeframes for each potential customer in those buildings through utilizing software tools to identify the buildings that house customers that have the highest propensity to buy our services and by leveraging a line-of-sight tool that provides 98% accuracy. Those tools have already been implemented and the early results are very positive.

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Rationalized Product Portfolio - Enterprise demands are routinely moving towards and exceeding 100Mbps speeds. To ensure we are prepared for increasing demand in the marketplace, our service offerings will be condensed and priced accordingly. We will be offering three speeds with customized quotes for larger bandwidth needs between 100Mbps and 1Gbps.

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Sales & Marketing - The sales organization has been recently restructured to create a more disciplined approach to identify and target prospective customers. Included in this strategy is a new methodology, which includes professional sales and development training, which will assist our sales professionals with achieving both volume and velocity.

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Leveraging Our Network - The adoption of wireless technology continues to grow as its reliability consistently equals, and sometimes exceeds, fiber-based networks. This was evidenced recently during the February 2017 winter storms that hit the Northeast. While blizzard conditions pummeled the region, the Towerstream network was totally unaffected by the severe snow and high winds. There was no interruption of service or degradation of data transmissions. The opportunity that Towerstream must exploit going forward is to target buildings with planned fiber deployment. Fiber-based construction projects can be expensive and require anywhere from thirty days to twelve months to complete. In contrast, at Towerstream eighty percent of our installations are completed within fourteen calendar days!

Eighty percent of Towerstream installations are completed within fourteen calendar days!

Financial Stability

Over the past twelve months, the Company has done a tremendous job of refocusing its activities and returning to the fundamental business concepts that I discussed earlier. This initiative included exiting an unprofitable line of business, elimination of a variety of expenses, and reductions in personnel. Such changes were difficult to implement, but were necessary to transform the Company into a viable entity positioned to take advantage of the business opportunities which I have described throughout this letter.

We now have a healthy balance sheet and a cost structure which can support the initiatives which I have discussed on the preceding pages.

Metrics

As part of Towerstream 2.0 we will be keenly focused on our Key Performance Indicators: Sales (productivity), Revenue, Installs, Churn, EBITDA and Cash Flow.

The new model that will drive Towerstream 2.0 is a simple plug-and-play model. Sales productivity will be the main driver of our results and the performance of our sales organization will directly drive our ability to add additional sales personnel over the next three years.

Summary

We have developed a three-year plan that has an achievable trajectory of revenue growth which results in both positive EBITDA and positive cash flow. As with all multi-year plans, the first year is when we implement, execute, and invest... And in years two and three we experience the results of our work and commitment. I will share more of the details of this plan throughout the year ahead to ensure that you, our shareholders, are kept abreast of our progress.

Our culture will change as the company shifts its strategy. What will emerge is a culture that is success driven and builds upon optimism.

I firmly believe we have the right strategy that will catapult Towerstream into a very prosperous future. Having said that, the key to our success has been and will continue to be our employees. This is a group of individuals that has experienced uncertainty and seen their fair share of change. However, throughout all of that, their belief in the Company has never wavered. Our culture will change as the Company shifts its strategy. What will emerge is a culture that is success driven and builds upon optimism. The culture will be supported by a communicative leadership team, will focus on employee recognition, and will promote teamwork.

As previously indicated, the last twelve months was spent rightsizing the cost structure of the Company. We will now spend the next twelve months implementing our new strategy and ensuring that we execute flawlessly to bring this Company into prosperity. We will communicate through press releases and I will reach out to you directly from time-to-time in a letter such as this to report on our progress. However, for now, it is time for all of us here at Towerstream to put our collective heads down and execute.

On behalf of our Board of Directors and the entire group of dedicated Towerstream employees, we thank you for your continued support. As I indicated earlier, I am excited to be here for Towerstream 2.0. I hope and trust that you share my enthausiam.

Sincerely,

Ernest Ortega Chief Executive Officer

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